Exhibit 99.1

Patriot National Announces Second Quarter Financial Results

Increases Outlook for 2015 and Establishes Initial 2016 Guidance

Recent Acquisitions Expand Service Offerings to Health and Welfare Administration and

Human Capital Management, Creating One-Stop Shop for Employers

FORT LAUDERDALE, FL., August 11, 2015 – Patriot National, Inc. (NYSE: PN), a national provider of technology and outsourcing solutions to the insurance industry, today announced its financial results for the second quarter ended June 30, 2015, increased its outlook for 2015, and established initial 2016 guidance.

Highlights

For the quarter ended June 30, 2015:

•	Total Revenues of $47.3 million and Fee Income of $47.4 million

•	GAAP Net Income of $1.0 million, or $0.04 per diluted share

•	Adjusted Earnings of $4.7 million, or $0.18 per diluted share

•	Adjusted EBITDA of $11.4 million, or 24.0% of Fee Income

•	Operating Cash Flow of $9.2 million

•	Gross Reference Premiums of $102.1 million

•	Reference Premiums Written of $103.0 million

Recent Developments:

•	Secured $50.0 million in Total Commitments to Expand Existing Credit Facility

•	Acquired CWIBenefits

•	Entered into Agreement to Acquire Global HR Research

Management Commentary

“Our strong second quarter results and increased financial outlook for 2015 reflect solid execution of our growth strategy,” said Steven M. Mariano, Chief Executive Officer of Patriot National. “During the second quarter, fee income increased to $47.4 million from $43.0 million last quarter and Adjusted EBITDA grew to $11.4 million from $10.8 million last quarter.

“We continue to execute on our strategy to grow Patriot National through a combination of organic growth and strategic acquisitions. Since our IPO in January, we have acquired a number of highly attractive businesses that firmly position us as a leading technology enabled outsourced services provider offering a one-stop shop for employers looking to manage risk and reduce costs.

“Our dedicated M&A and onboarding teams have seamlessly acquired and integrated 13 acquisitions to date and we recently added two highly experienced executives, Todd Wilson and Nabeel Tanveer, to our M&A team to support our continued growth.

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Patriot National, Inc.

“We now offer a suite of services that are must-haves for employers, from workers’ compensation to health benefits to background checks. The combination of these mandatory services will allow us to sell more services directly to employers and build deeper relationships with them.

Mariano added, “We are excited about the growth opportunities ahead as we continue to execute on our disciplined acquisition strategy focused on adding value-added, high margin services that help employers mitigate risk, comply with complex regulations, and save time and money. We believe we have a significant opportunity to cross-sell acquired services through our 1,750 agents in the field and to the more than 27,000 employers we work with today.”

Operating Results

Total revenues were $47.3 million for the second quarter of 2015, compared with $15.7 million in the second quarter of 2014. The increase in fee income during the second quarter of 2015 was primarily due to the Company’s acquisitions completed in August 2014 and the acquisitions closed during the six months ended June 30, 2015.

Fee income from related party was 43% this quarter compared to 57% in the prior quarter and the Company is on track to achieve its goal of reducing fee income from related party to less than 20% by January 2016.

Total expenses for the second quarter of 2015 were $46.0 million, compared with $21.0 million in the second quarter of 2014. The increase was largely attributable to the acquisitions completed in August 2014 and the acquisitions closed during the six months ended June 30, 2015.

Second quarter 2015 GAAP net income was $1.0 million, or $0.04 per diluted share, compared with a net loss of $5.6 million, or $0.39 per share, in the second quarter of 2014. Adjusted earnings for the second quarter of 2015 were $4.7 million, or $0.18 per diluted share, compared with an Adjusted loss of $1.7 million, or $0.12 per share, in the second quarter of 2014. Patriot National defines Adjusted earnings or loss and Adjusted earnings or loss per share as net income (loss) adjusted for cost for debt payoff, non-cash stock compensation costs, net realized gains (losses) on investments, increase (decrease) in fair value of warrant redemption liability, acquisition costs and loss on exchange of units and warrants.

Adjusted EBITDA for the second quarter of 2015 was $11.4 million, compared to Adjusted EBITDA of $3.8 million for the second quarter of 2014. Patriot National defines Adjusted EBITDA as net income (loss) adjusted for income tax, interest, depreciation and amortization, net realized gains (losses) on investments, loss on exchange of units and warrants, increase (decrease) in fair value of warrant redemption liability, costs for debt payoff, non-cash stock compensation costs and acquisition costs. The increase in Adjusted EBITDA for the second quarter 2015 was largely attributable to the Company’s acquisitions completed in August 2014 and acquisitions closed during the six months ended June 30, 2015.

Operating Cash Flow for the second quarter of 2015 was $9.2 million, compared to Operating Cash Flow of $2.1 million for the second quarter of 2014. Patriot National defines Operating Cash Flow as Adjusted EBITDA less income tax expense, interest expense, and capital expenditures.

Balance Sheet and Liquidity

At June 30, 2015, the Company had total debt of $88.4 million and cash and short-term investments of $13.2 million, compared with $48.7 million and $11.3 million, respectively, last quarter. At June 30,

Patriot National, Inc.

2015, the Company had $14.4 million of borrowing capacity under its $40.0 million revolving credit facility. In August 2015, the Company secured a commitment to increase the term loan under its existing credit facility by $50.0 million, which is expected to close prior to August 31, 2015.

Increased Outlook for 2015 and Initial 2016 Financial Guidance

For the full year ending December 31, 2015 and 2016, respectively, Patriot National currently expects the following financial results.

(millions)	2015 Range	2016 Range
Total Fee Income[1]	$206 - $209	$280 - $290
GAAP Net Income	$7 - $8	$31 - $33
Adjusted Earnings	$22 - $23	$34 - $36
Adjusted EBITDA	$53.5 - $54.5	$76 - $79
Operating Cash Flows	$42 - $44	$50 - $52

(1)	Total fee income includes the expected contribution from announced acquisitions through July 21, 2015, including Global HR, which are expected to contribute fee income of $29-$31 million in 2015 and $70-$72 million in 2016.

Conference Call and Webcast

A conference call and audio webcast with analysts and investors will be held on Wednesday, August 12 2015 at 11:00 a.m. Eastern Time, to discuss the results and answer questions.

•	Live conference call: 888-243-4451 (domestic) or 412-542-4135 (international)

•	Conference call replay available through August 26, 2015: 877-344-7529 (domestic) or 412-317-0088 (international)

•	Replay access code: 10070157

•	Live and archived webcast: ir.patnat.com

About Non-GAAP Financial Measures

In addition to reporting financial results in accordance with GAAP, this press release provides information regarding Adjusted earnings and earnings per share (non-GAAP adjusted), Operating Cash Flow and Adjusted EBITDA.

A reconciliation of GAAP net income (loss) to both Adjusted earnings and Adjusted EBITDA can be found in the accompanying table. Adjusted earnings and earnings per share, Operating Cash Flow and Adjusted EBITDA should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. Patriot National compensates for these limitations by relying primarily on its GAAP results and using Adjusted earnings and earnings per share, Operating Cash Flow and Adjusted EBITDA only as a supplement.

Patriot National, Inc.

We have presented Adjusted earnings and earnings per share, Operating Cash Flow and Adjusted EBITDA in this release because they are key measures used by our management and board of directors to understand and evaluate our core operating performance and trends, to prepare and approve our annual budget and to develop short and long-term operational plans. In particular, we believe that the exclusion of the amounts eliminated in calculating Adjusted earnings and earnings per share, Operating Cash Flow and Adjusted EBITDA can provide useful measures for period-to-period comparisons of our core business. Accordingly, we believe that Adjusted earnings and earnings per share, Operating Cash Flow and Adjusted EBITDA provide useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and board of directors.

Adjusted earnings and earnings per share, Operating Cash Flow and Adjusted EBITDA have limitations as analytical tools, and you should not consider them in isolation or as a substitute for analysis of our financial results as reported under GAAP. Some of these limitations are as follows:

•	Although depreciation and amortization expense are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future;

•	Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs or tax payments that may represent a reduction in cash available to us;

•	Operating Cash Flow does not reflect changes in working capital that may represent a reduction in cash available to us; and

•	Other companies, including companies in our industry, may calculate Adjusted Earnings or Adjusted EBITDA or similarly titled measures differently, which reduces its usefulness as a comparative measure.

About Patriot National

Patriot National is a national provider of comprehensive technology and outsourcing solutions within the property and casualty marketplace, primarily in workers’ compensation, for insurance companies, employers, local governments and reinsurance captives. Patriot National provides general agency services, technology outsourcing, software solutions, specialty underwriting and policyholder services and claims administration services to its insurance carrier clients and other clients. Patriot National is headquartered in Fort Lauderdale, Florida with nine regional offices around the country. For more information about Patriot National, please visit www.patnat.com.

Forward Looking Statements

This press release may include statements that may be deemed to be forward-looking statements. Words such as “may,” “will,” “should,” “likely,” “anticipates,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” “positioned,” “outlook,” “Guidance,” and similar expressions are used to identify these forward-looking statements. By their nature, forward-looking statements involve risks and uncertainties, and there are important factors that could cause actual results to differ materially from those indicated in these statements, including the potential that revenue, net income or Adjusted EBITDA could finally be determined to be below the range discussed in this press release. For example, we may not be able to place insurance policies for our clients, our expenses may be higher than we expect, we may have difficulty integrating new acquisitions, new acquisitions may not perform as anticipated, as well as those matters contained in our filings with the Securities and Exchange Commission. Although we base these forward-looking statements on assumptions that we believe are reasonable when made, we caution you

Patriot National, Inc.

that forward-looking statements are not guarantees of future performance or events and that results may differ materially from statements made in or suggested by the forward-looking statements contained in this press release. Any forward-looking statement that we may make in this press release speaks only as of the date of such statement, and we undertake no obligation to update any forward-looking statement or to publicly announce the results of any revision to any of those statements to reflect future events or developments.

Media and Investor Contacts:

Julie MacMedan (310) 622-8242

Paige Hart (310) 622-8244

Financial Profiles, Inc.

PatriotNational@finprofiles.com

# # #

FINANCIAL TABLES TO FOLLOW

Patriot National, Inc.

Patriot National, Inc.

Condensed Consolidated Statement of Operations

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
In thousands, except per share amounts	2015	2014	2015	2014
Revenues
Total Fee Income	$47,388	$15,453	$90,380	$31,052
Net investment income	35	211	36	420
Net realized (losses) gains on investments	(91)	78	(91)	78

Total Revenues	47,332	15,742	90,325	31,550

Expenses
Salaries and related expenses	17,765	4,280	32,233	8,181
Commission expense	8,494	1,878	17,383	3,600
Outsourced services	2,792	747	5,254	1,405
Other operating expenses	6,954	4,904	13,285	9,331
Acquisition costs	2,315	—	2,919	—
Interest expense	546	1,278	1,719	2,591
Depreciation and amortization	3,451	1,365	5,839	2,692
Stock compensation expense	3,670	—	6,205	—
Costs from debt payoff	—	—	13,681	—
Increase (Decrease) in fair value of warrant redemption liability	—	6,503	(1,385)	6,503

Total Expenses	45,987	20,955	97,133	34,303

Net income (loss) before income tax expense	1,345	(5,213)	(6,808)	(2,753)
Income tax expense (benefit)	288	363	(3,064)	1,300

Net Income (Loss) Including Non-Controlling Interest in Subsidiary	1,057	(5,576)	(3,744)	(4,053)
Net income attributable to non-controlling interest in subsidiary	37	21	52	42

Net Income (Loss)	$1,020	$(5,597)	$(3,796)	$(4,095)

Earnings (Loss) Per Common Share
Basic	$0.04	$(0.39)	$(0.15)	$(0.29)
Diluted	0.04	(0.39)	(0.15)	(0.29)

Weighted Average Common Shares
Basic	26,390	14,288	25,601	14,288
Diluted	26,793	14,288	25,601	14,288

Patriot National, Inc.

Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

In thousands	June 30, 2015	December 31, 2014
Assets
Current Assets
Cash	$9,893	$4,251
Short term investments	3,293	—
Restricted cash	15,149	6,923
Fee income receivable	8,171	1,942
Fee income receivable from related party	16,603	11,988
Net receivable from related parties	—	1,773
Deferred costs for initial public offering	—	2,682
Income taxes receivable	4,168	—
Other current assets	1,616	430

Total current assets	58,893	29,989
Fixed assets, net of depreciation	2,319	1,879
Deferred loan fees	1,111	5,911
Goodwill	85,766	61,493
Intangible assets	67,084	32,988
Other long term assets	10,379	9,842

Total Assets	$225,552	$142,102

Liabilities and Stockholders’ Equity (Deficit)
Liabilities
Deferred claims administration services income	$10,095	$8,515
Net advanced claims reimbursements	10,393	6,803
Net payables to related parties	20	—
Income taxes payable	—	11,548
Current earn-out payable	10,608	—
Accounts payable, accrued expenses and other liabilities	30,648	15,027
Revolver borrowings outstanding	25,582	—
Current portion of notes payable	3,000	15,782
Current portion of capital lease obligation	2,377	2,332

Total current liabilities	92,723	60,007
Earn-out payable	1,827	—
Notes payable	56,250	95,039
Capital lease obligation	1,222	2,438
Warrant redemption liability	—	12,879

Total liabilities	152,022	170,363

Stockholders’ Equity (Deficit)
Total Patriot National, Inc. Stockholders’ Equity (Deficit)	73,823	(27,916)
Less non-controlling interest	(293)	(345)

Total Stockholders’ Equity (Deficit)	73,530	(28,261)

Total Liabilities and Stockholders’ Equity (Deficit)	$225,552	$142,102

Patriot National, Inc.

Non-GAAP Financial Measures

(In thousands)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
In thousands, except per share amounts	2015	2014	2015	2014
Total Fee Income	$47,388	$15,453	$90,380	$31,052
Adjusted EBITDA	$11,381	$3,834	$22,209	$8,913
Adjusted EBITDA margins	24.0%	24.8%	24.6%	28.7%
Operating Cash Flow	$9,152	$2,063	$17,666	$4,757
Gross Reference Premiums (1)	$102,100	$74,932	$221,622	$168,536
Reference Premiums Written (2)	$103,048	$82,609	$206,050	$182,096
Adjusted Earnings	$4,726	$(1,678)	$9,326	$(176)
Adjusted Earnings Per Common Share
Basic	$0.18	$(0.12)	$0.36	$(0.01)
Diluted	$0.18	$(0.12)	$0.36	$(0.01)

(1)	Gross Reference Premiums represent the aggregate premium, grossed up for large deductible credits, produced by us for our insurance carrier clients
(2)	Reference Premiums Written represents the aggregate premium written with respect to business produced for Guarantee Insurance Company and the aggregate collected premium for all other insurance carrier clients, grossed up for large deductible credits, produced by us for our insurance carrier clients

Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
In thousands	2015	2014	2015	2014
Reconciliation from Net Income (Loss) to Adjusted EBITDA:
Net Income (Loss)	$1,020	$(5,597)	$(3,796)	$(4,095)
Income tax expense (benefit)	288	363	(3,064)	1,300
Interest expense	546	1,278	1,719	2,591
Depreciation and amortization	3,451	1,365	5,839	2,692

EBITDA	5,305	(2,591)	698	2,488
Increase (decrease) in fair value of warrant redemption liability	—	6,503	(1,385)	6,503
Costs from debt payoff	—	—	13,681	—
Net realized losses (gains) on investments	91	(78)	91	(78)
Stock compensation expense	3,670	—	6,205	—
Acquisition costs	2,315	—	2,919	—

Adjusted EBITDA	$11,381	$3,834	$22,209	$8,913

Calculation of Adjusted EBITDA margins:
Total Fee Income	$47,388	$15,453	$90,380	$31,052
Adjusted EBITDA	$11,381	$3,834	$22,209	$8,913

Adjusted EBITDA margins	24.0%	24.8%	24.6%	28.7%

Patriot National, Inc.

Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
In thousands, except per share amounts	2015	2014	2015	2014
Reconciliation from Net Income (Loss) to Adjusted Earnings:
Net Income (Loss)	$1,020	$(5,597)	$(3,796)	$(4,095)
Increase (Decrease) in fair value of warrant redemption liability	—	6,503	(1,385)	6,503
Costs from debt payoff	—	—	13,681	—
Net realized losses (gains) on investments	91	(78)	91	(78)
Stock compensation expense	3,670	—	6,205	—
Acquisition costs	2,315	—	2,919	—
Income tax effect related to reconciling items	(2,370)	(2,506)	(8,389)	(2,506)

Adjusted Earnings	$4,726	$(1,678)	$9,326	$(176)

Calculation of Adjusted Earnings (Loss) Per Common Share
Basic	$0.18	$(0.12)	$0.36	$(0.01)
Diluted	0.18	(0.12)	0.36	(0.01)

Weighted Average Common Shares Outsanding
Basic	26,390	14,288	25,601	14,288
Diluted	26,793	14,288	25,919	14,288

	Three Months Ended June 30,		Six Months Ended June 30,
In thousands	2015	2014	2015	2014
Reconciliation from Net Income (Loss) to Operating Cash Flow:
Net Income (Loss)	$1,020	$(5,597)	$(3,796)	$(4,095)
Income tax expense (benefit)	288	363	(3,064)	1,300
Interest expense	546	1,278	1,719	2,591
Depreciation and amortization	3,451	1,365	5,839	2,692

EBITDA	5,305	(2,591)	698	2,488
Increase (Decrease) in fair value of warrant redemption liability	—	6,503	(1,385)	6,503
Costs from debt payoff	—	—	13,681	—
Net realized losses (gains) on investments	91	(78)	91	(78)
Stock compensation expense	3,670	—	6,205	—
Acquisition costs	2,315	—	2,919	—

Adjusted EBITDA	11,381	3,834	22,209	8,913

Less: Income tax expense	(288)	(363)	—	(1,300)
Less: Interest expense	(546)	(1,278)	(1,719)	(2,591)
Less: Purchase of fixed assets and other long-term assets	(1,395)	(130)	(2,824)	(265)

Operating Cash Flow (1)	$9,152	$2,063	$17,666	$4,757

(1)	Operating Cash Flow is defined as Adjusted EBITDA less income tax expense, interest expense, and capital expenditures